Midwest Holding Inc. Reports First Quarter 2023 Results

LINCOLN, Neb., May 15, 2023 / PR Newswire/ -- Midwest Holding Inc. (“Midwest”) (NASDAQ: MDWT), today announced financial results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights:

●	GAAP net income for the quarter was $3.8 million compared with $0.2 million recorded in the first quarter of 2022. GAAP earnings were $1.01 per share (diluted) versus $0.05 per share (diluted) in Q1 2022.
●	GAAP total revenue in Q1 2023 was $38.5 million compared with revenue of $2.6 million in the first quarter of 2022, driven by an increase in investment income from growth in invested assets retained, higher policy administration fees, and growing amortization of deferred ceding commissions. The mark-to-market change in derivatives also generated a gain in the quarter compared to a loss in the same quarter in the prior year.
●	Annuity direct written premium under statutory accounting principles (“SAP”), a non-GAAP measure, was up 98.4% to $194.6 million in the first three months of the year from $98.1 million in Q1 2022, due to a focus on distribution and pricing. The mix of new business in the quarter was 69% Multi-Year Guaranteed Annuities (MYGA) and 31% Fixed Indexed Annuities (FIA).
●	Ceded premiums (SAP), a non-GAAP measure, were $102.1 million in Q1 2023 compared to $40.1 million in the first quarter of the prior year. The cession rate for the current period, or that portion of our written premium that we reinsured, was 52% compared to 41% in the same period last year.
●	Total expenses for the quarter increased to $29.8 million from $(3.3) million in the first quarter of last year resulting from interest credited being treated as an expense (impacted by the change in value of the options embedded in our liabilities), compared to negative interest credited in the first quarter of the prior year, and from an expense related to the mark-to-market value of the options allowance included in other operating expenses, compared to a gain in the same period of the prior year. Total expenses have increased from variable costs associated with increased premiums written related to technology, distribution, product fees, and premium taxes along with expenses related to state expansion and capital initiatives. Salaries and benefits increased with the addition, repositioning, and retention of personnel to support growth and manage a tighter labor market.
●	Invested assets grew to $1,832.9 million at March 31, 2023 compared with $1,615.0 million at December 31, 2022. The retained portfolio was $945.1 million as of March 31, 2023, compared to $812.2 million at the end of last year. Third-party assets under management were $828.6 million at quarter-end compared to $501.9 million at December 31, 2022.
●	Effective February 28, 2023, reinsurer American Republic Insurance Company (“AEG”) elected not to extend its commitment period for reinsuring liabilities under its Modified Coinsurance Agreement (the “AEG Agreement”). AEG had previously been taking a 20% quota share of certain liabilities with respect to Midwest’s MYGA-5 business as well as a 20% quota share of certain liabilities with respect to our FIA products and, as a result of the election, its quota share with respect to both MYGA and FIA policies is 0% going forward. The AEG Agreement remains in place, and AEG remains responsible for previously ceded liabilities.

●	On April 30, 2023, Midwest Holding Inc. entered into an Agreement and Plan of Merger with affiliates of Antarctica Capital, LLC, whereby an affiliate of Antarctica will acquire Midwest in an all-cash transaction valued at approximately $100 million.

Georgette Nicholas, CEO of Midwest noted, "We are excited about the execution and progress of the business. The results for the quarter reflect the continued focus on distribution, pricing, products, investment management, and reinsurance to position the Company for further growth. "

Q1 2023 versus Q1 2022 on a GAAP basis

Midwest reported net income of $3.8 million for Q1 2023; this compares with $0.2 million in the first quarter of the prior year. On a diluted, per-share basis, this quarter’s net income was $1.01 compared with $0.05 reported in Q1 2022.

Investment income rose in the first quarter of 2023 to $19.2 million from $6.2 million in the same period for the prior year. Driving the change was an increase in invested assets as well as performance on those assets, benefiting from sourcing investments with a higher yield.

Amortization of deferred gain on reinsurance reached $1.6 million this quarter compared with $1.0 million in Q1 2022. This was due to growth in the deferred gain on co-insurance on the balance sheet to $40.0 million compared to $38.1 million a year ago, which reflects ceding commission received on reinsurance with third parties.

Service fee revenue was at $0.7 million in Q1 2023 although down from $1.1 million in Q1 2022, as the prior period included a performance fee received on the payoff of a mortgage. Service fee revenue consists of fee revenue generated by our wholly owned asset manager, 1505 Capital LLC, for asset management services provided to third-party clients.

Policy administration fee revenue for the quarter was $0.6 million versus $0.3 million in the same period in 2022. Policy administration fee revenue is generated by providing ancillary services, such as policy administration, to third parties as well as collecting policy surrender charges. The increase was correlated with the growth in policies written and ceded to reinsurance partners.

Our expenses were $29.8 million in the first quarter of 2023 compared with $(3.3) million in the first quarter of the prior year. Contributing to the increase was interest credited expense, compared to negative interest credited in the prior period, as well as mark-to-market expense which is included in other operating expenses. Total expenses have increased from variable costs associated with increased premiums written related to technology, distribution, product fees, and premium taxes along with expenses related to state expansion and capital initiatives. Salaries and benefits increased with the addition, repositioning, and retention of personnel to support growth and manage a tighter labor market.

Guidance

We continue to see a growing fixed annuity market with new competitors and various movements in pricing. Our focus is to maintain a competitive position on pricing and service to continue sales momentum in 2023. Given where we are in the second quarter of 2023, we anticipate growth in premiums for the quarter with the approval to write new business in both Florida and Georgia.

State expansion efforts remain a key priority. We are excited to begin writing business in Florida and Georgia, where we were granted approval to conduct business and obtained our product approvals. We anticipate that the addition of these states could add approximately 33% growth to our existing premium written. We have other active state applications in process and will provide updates as they progress.

Given our start for 2023, we estimate that premiums written for 2023 will be in the range of $800 million to $850 million (SAP) as of now. As we begin to get Florida and Georgia moving, we expect that to increase depending on how quickly agents begin writing new business.

The goal is to cede, on average, approximately 70-90% of our premium in a year to generate ceded commission fees and manage capital, although through first quarter we ceded approximately 52%. We expect to cede approximately 55-65% in 2023 given that the demand from reinsurance partners is strong. We have capacity in place to cover anticipated written premium through existing partners along with additional potential reinsurance transactions in the pipeline.

We continue to focus on expense management, making key investments to support growth of the business and bring efficiencies with technology. We anticipate general and administrative expenses on a management basis, a non-GAAP measure, to be approximately $30 to $32 million for the full year 2023.

Q1 2023 Key Performance Indicators and Non-GAAP Financial Measures

In addition to GAAP measures, Midwest’s management utilizes a series of key performance indicators (KPI’s) and non-GAAP measures to, among other things:

•	monitor and evaluate the performance of our business operations and financial performance;
•	facilitate internal comparisons of the historical operating performance of our business operations;
•	review and assess the operating performance of our management team;
•	analyze and evaluate financial and strategic planning decisions regarding future operations;
•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments; and
●	facilitate comparison of results between periods and to better understand the underlying historical trends in our business and prospects.

These non-GAAP measures are not a substitute for GAAP measures; however, management believes that when used in conjunction with the GAAP measures, the non-GAAP measures can contribute to investors’ understanding of the progress of our business. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, our operating performance measures as prescribed by GAAP.

Annuity Premiums (a KPI)

For the first quarter of 2023, annuity direct written premiums were $194.6 million compared with $98.1 million in the first quarter of 2022. Ceded premiums were $102.1 million in 2023’s first quarter compared to $40.1 million in the first quarter of 2022. Of the first quarter 2023 sales of $194.6 million, 69% was in the MYGA category and the remaining 31% consisted of sales of FIA.

Fees Received for Reinsurance (a KPI)

Fees received for reinsurance amounted to $3.5 million in the quarter compared to $2.4 million in the prior year first quarter. We use this non-GAAP figure to measure the progress of our effort to secure third-party capital to back our reinsurance programs. Fees received for reinsurance sums two components: Amortization of deferred gain on reinsurance, which is a line item in our Consolidated Statements of Comprehensive Loss, and deferred coinsurance ceding commission, which is a line item in our GAAP Consolidated Statements of Cash Flows.

General and Administrative (“G&A”) Expenses (a non-GAAP measure)

We monitor this figure to track our overhead. It includes salary and benefits and other operating expenses; however, it excludes non-cash stock-based compensation and the non-cash mark-to-market-adjustment of our option budget allowance.

G&A expenses in Q1 2023 have risen to $11.5 million from $8.9 million at the same point in the prior year. Total expenses have increased from variable costs associated with increased premiums written related to technology, distribution, product fees, and premium taxes along with expenses related to state expansion and capital initiatives. Salaries and benefits increased with the addition, repositioning, and retention of personnel to support growth and manage a tighter labor market.

Management Expenses (a non-GAAP measure)

We use this figure to monitor the expenses of our business on a cash basis. Importantly, we exclude from the calculation of management expenses the index interest credited related to our FIAs because this expense is fully hedged. Instead, we add back to Management Expenses the period’s amortization of options previously purchased to provide this hedge. We view this amortized cost as our true cost of funds. Management Expenses also excludes the mark-to-market adjustment of our option budget allowance, as that is recorded as a component of other operating expense.

Management expenses for the first quarter of 2023 were $16.9 million compared with $12.7 million in the same period of the prior year. Principal drivers of the increase were higher interest credited and increases in expenses from retained premiums along with the increase in G&A noted above.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this release constitute forward-looking statements. These statements are based on management's expectations, estimates, projections and assumptions. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "intend," “target,” “contemplate,” “project,” or "continue," the negative of these terms, or other comparable terminology used in connection with any discussion of future operating results or financial performance. These statements are only predictions and reflect our management's good faith present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Factors that may cause our actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include among others, the following possibilities:

●	our business plan, particularly including our reinsurance strategy, may not prove to be successful;
●	our reliance on third-party insurance marketing organizations to market and sell our annuity insurance products through a network of independent agents;
●	adverse changes in our ratings obtained from independent rating agencies;
●	failure to maintain adequate reinsurance;
●	our inability to expand our insurance operations outside the 24 states and District of Columbia in which we are currently licensed;
●	our annuity insurance products may not achieve significant market acceptance;
●	we may continue to experience operating losses in the foreseeable future;
●	the possible loss or retirement of one or more of our key executive personnel;
●	intense competition, including the intensification of price competition, competitive pressures from established insurers with greater financial resources, the entry of new competitors, and the introduction of new products by new and existing competitors;
●	adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products;
●	fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest-rate sensitive investment;
●	failure to obtain new customers, retain existing customers, or reductions in policies in force by existing customers;
●	higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures;

●	changes in our liquidity due to changes in asset and liability matching;
●	possible claims relating to sales practices for insurance products; and
●	lawsuits in the ordinary course of business.

In addition, this communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed acquisition of Midwest Holding Inc. (the “Company”) by an affiliate of Antarctica Capital, LLC, including, but not limited to, statements regarding the anticipated timing of the closing of the proposed transaction. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” “target,” “contemplate,” “project,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including approval of the proposed transaction by the stockholders of the Company and the receipt of necessary regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, including the termination of any business contracts, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in hiring and retaining key personnel as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) risks that any announcements related to the proposed transaction could have adverse effects on the Company’s stock price, credit ratings, or operating results, (viii) the outcome of any legal proceedings that may be instituted related to the Merger Agreement or the proposed transaction and (ix) the significant transactions costs that the parties will incur in connection with the proposed transaction. The risks and uncertainties may be amplified by economic, market, business, or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations, and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Additional Information Regarding the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the Securities and Exchange Commission (“SEC”), including preliminary and definitive proxy statements relating to the proposed transaction. A definitive proxy statement will be mailed or otherwise made available to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.ir.midwestholding.com.

Participants in the Solicitation Regarding the Proposed Transaction

The Company and certain of its directors, executive officers, and employees may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who, under the rules of the SEC, may be considered participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, will be set forth in the preliminary and definitive proxy statements that will be filed with the SEC relating to the transaction. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 24, 2023. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.ir.midwestholding.com.

About Midwest Holding Inc.

Midwest Holding Inc. is a growing, technology-enabled, services-oriented annuity platform. Midwest designs and develops annuity products that are distributed through independent distribution channels, to a large and growing demographic of U.S. retirees. Midwest originates, manages, and typically transfers these annuities through reinsurance arrangements to asset managers and other third-party investors. Midwest also provides the operational and regulatory infrastructure and expertise to enable asset managers and third-party investors to form and manage their own reinsurance capital vehicles.

For more information, please visit www.midwestholding.com

Investor contact: ir@midwestholding.com

Media inquiries: press@midwestholding.com

Consolidated Balance Sheets
(in thousands)

	March 31, 2023	December 31, 2022
(In thousands, except share information)	(Unaudited)
Assets
Fixed maturities, available for sale, at fair value (amortized cost: $1,417,548 in 2023, and $1,269,735 in 2022. Allowance for credit losses of $10,314 in 2023.) (See Note 2)	$1,343,668	$1,214,635
Mortgage loans on real estate, held for investment (Allowance for credit losses of $2,709 in 2023.)	333,466	227,047
Derivative instruments (See Note 3)	23,814	15,934
Equity securities, at fair value (cost: $5,592 in 2023 and $5,592 in 2022)	5,178	5,111
Other invested assets (Allowance for credit losses of $1,173 in 2023.)	83,580	112,431
Preferred stock	32,714	31,415
Deposits and notes receivable	10,447	8,359
Policy loans	23	25
Total investments	1,832,890	1,614,957
Cash and cash equivalents	170,073	191,414
Deferred acquisition costs, net	48,150	43,433
Premiums receivable	368	362
Accrued investment income	31,590	25,165
Reinsurance recoverables (See Note 7)	55,202	20,190
Property and equipment, net	1,805	1,897
Receivable for securities sold	-	10,518
Other assets	4,397	12,495
Total assets	$2,144,475	$1,920,431
Liabilities and Stockholders’ Equity
Liabilities:
Benefit reserves	$12,739	$12,945
Deposit-type contracts (See Note 5)	1,963,786	1,743,348
Other policy-holder funds	9,267	4,105
Notes payable (See Note 6)	25,000	25,000
Deferred gain on coinsurance transactions	39,952	38,063
Payable for securities purchased	22,677	8,872
Other liabilities	46,204	53,721
Total liabilities	2,119,625	1,886,054
Stockholders’ Equity:
Preferred stock, $0.001 par value; authorized 2,000,000 shares; no shares issued and outstanding as of March 31, 2023 or December 31, 2022	—	—
Voting common stock, $0.001 par value; authorized 20,000,000 shares; 3,728,601 shares issued and outstanding as of March 31, 2023, and 3,727,976 as of December 31, 2022, respectively; non-voting common stock, $0.001 par value, 2,000,000 shares authorized; no shares issued and outstanding March 31, 2023 and December 31, 2022, respectively	4	4
Additional paid-in capital	138,789	138,482
Treasury stock	(175)	(175)
Accumulated deficit	(63,863)	(63,019)
Accumulated other comprehensive (loss)	(61,928)	(51,386)
Total Midwest Holding Inc.'s stockholders' equity	12,827	23,906
Noncontrolling interests	12,023	10,471
Total stockholders' equity	24,850	34,377
Total liabilities and stockholders' equity	$2,144,475	$1,920,431

Consolidated Statements of Comprehensive Loss
(in thousands, except per share amounts)

	Three months ended March 31,
(In thousands, except per share data)	2023	2022
Revenues
Investment income, net of expenses	$19,193	$6,242
Net realized gain (loss) on investments (See Note 2)	16,287	(6,175)
Amortization of deferred gain on reinsurance transactions	1,573	970
Policy administration fees	639	348
Service fee revenue, net of expenses	654	1,098
Other revenue	106	100
Total revenue	38,452	2,583
Expenses
Interest credited	7,689	(6,674)
Benefits	958	-
Amortization of deferred acquisition costs	1,703	851
Salaries and benefits	5,503	4,318
Other operating expenses	13,912	(1,822)
Total expenses	29,765	(3,327)
Net income before income tax expense	8,687	5,910
Income tax expense (See Note 8)	(2,907)	(4,722)
Net income after income tax expense	5,780	1,188
Less: Income attributable to noncontrolling interest	1,951	1,001
Net income attributable to Midwest Holding Inc.	3,829	187
Comprehensive loss:
Unrealized losses on investments arising during the three months ended March 31, 2023 and 2022, net of offsets, (tax ($10,300) and ($2,600), respectively)	(10,552)	(9,703)
Less: Reclassification adjustment for net realized losses on investments, net of offsets (net of tax ($2,700) and ($136), respectively)	10	(512)
Other comprehensive loss	(10,542)	(10,215)
Comprehensive loss:	$(6,713)	$(10,028)

Income per common share
Basic	$1.03	$0.05
Diluted	$1.01	$0.05

Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
(In thousands)	2023	2022
Cash Flows from Operating Activities:
Income attributable to Midwest Holding Inc.	$3,829	$187
Adjustments to arrive at cash provided by operating activities:
Net premium and discount on investments	9,253	(639)
Depreciation and amortization	95	11
Stock options	307	32
Amortization of deferred acquisition costs	4,788	851
Deferred acquisition costs capitalized	(9,912)	(4,464)
Net realized (loss) gain on investments	(16,287)	6,175
Deferred gain on coinsurance transactions	1,889	1,460
Changes in operating assets and liabilities:
Reinsurance recoverable	(27,809)	5,316
Interest and dividends due and accrued	(6,425)	418
Premiums receivable	(6)	(10)
Deposit-type liabilities	56,963	(16,151)
Policy liabilities	4,955	897
Receivable and payable for securities	24,323	11,702
Other assets and liabilities	437	4,522
Net cash provided by operating activities	46,400	10,307
Cash Flows from Investing Activities:
Fixed maturities available for sale:
Purchases	(193,329)	(226,416)
Proceeds from sale or maturity	50,382	140,758
Mortgage loans on real estate, held for investment
Purchases	(131,820)	(19,699)
Proceeds from sale	22,108	30,835
Derivatives
Purchases	(3,716)	(4,691)
Proceeds from sale	4,197	1,388
Equity securities
Purchases	(68)	-
Proceeds from sale	-	142
Other invested assets
Purchases	-	(23,768)
Proceeds from sale	22,202	3,334
Purchase of restricted common stock	(1,425)	-
Preferred stock
Purchases	(1,299)	(1,549)
Net change in policy loans	2	(3)
Net purchases of property and equipment	-	(195)
Net cash used in investing activities	(232,766)	(99,864)
Cash Flows from Financing Activities:
Net transfer to noncontrolling interest	1,552	3,432
Receipts on deposit-type contracts	194,551	98,111
Withdrawals on deposit-type contracts	(31,078)	(9,315)
Net cash provided by financing activities	165,025	92,228
Net (decrease) increase in cash and cash equivalents	(21,341)	2,671
Cash and cash equivalents:
Beginning	191,414	142,013
Ending	$170,073	$144,684

Supplementary information
Cash paid for taxes	$-	$250

Supplemental Information – Reconciliation – Management Expenses to GAAP Expenses
(in thousands)

	Three months ended March 31,
	2023	2022
Management Expenses
G&A	$11,519	$8,850

Management interest credited	3,663	3,043
Amortization of deferred acquisition costs	1,703	851
Expenses related to retained business	5,366	3,894
Management expenses - total	$16,885	$12,744

	Three months ended March 31,
	2023	2022
G&A
Salaries and benefits - GAAP	$5,503	$4,318
Other operating expenses - GAAP	13,912	(1,822)
Subtotal	19,415	2,496
Adjustments:
Less: Stock-based compensation	(307)	(32)
Less: Mark-to-market option allowance	(7,589)	6,386
G&A	$11,519	$8,850

	Three months ended March 31,
	2023	2022
Management Interest Credited
Interest credited - GAAP	$7,689	$(6,674)
Adjustments:
Less: FIA interest credited - GAAP	(6,328)	7,764
Add: FIA options cost - amortized - GAAP	2,302	1,953
Management interest credited	$3,663	$3,043

	Three months ended March 31,
	2023	2022
Reconciliation - Management Expenses to GAAP Expenses
Total expenses - GAAP	$29,765	$(3,327)
Adjustments:
Less: Benefits	(958)	—
Less: Stock-based compensation	(307)	(32)
Less: Mark-to-market option allowance	(7,589)	6,386
Less: FIA interest credited - GAAP	(6,328)	7,764
Add: FIA options cost - amortized - GAAP	2,302	1,953
Management expenses - total	$16,885	$12,744